Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Telix Pharmaceuticals Limited of our report dated September 13, 2024 relating to the financial statements, which appears in Telix Pharmaceutical Limited’s registration statement on Form 20-F, as amended (File No. 001-42128), which is incorporated by reference in this Registration Statement on Form S-8. We also consent to the reference to us under the heading "Statement by Experts" in such registration statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
December 19, 2024